Exhibit 99.1

Lev Pharmaceuticals Signs Agreements with CuraScript, CVS Caremark, and FFF Enterprises to Support Cinryze™ Commercialization

-- Company Also Announces Plans for LevCare™ Program Providing Support
Services to Hereditary Angioedema Patients and Their Physicians --

NEW YORK -- June 04, 2008 -- Lev Pharmaceuticals, Inc. ("Lev" or the "Company") (OTCBB:LEVP) announced today that it has entered into multi-year agreements with CuraScript, CVS Caremark, and FFF Enterprises to serve as its specialty pharmacy, specialty distribution and patient services partners to support the U.S. commercialization of Cinryze™ [C1 inhibitor, (human)], the company’s investigational treatment for hereditary angioedema (HAE), also known as C1 inhibitor deficiency.

Lev also announced plans to launch LevCare™, a program designed to ensure that patients have ready access to Cinryze™ once it becomes commercially available in the U.S. HAE is a rare, severely debilitating, life-threatening genetic disorder caused by a deficiency of C1 inhibitor, a human plasma protein. On May 2, 2008, U.S. Food and Drug Administration’s (FDA) Blood Products Advisory Committee voted unanimously that there is sufficient evidence of safety and efficacy to support the approval of Cinryze™ for the prophylactic treatment of HAE. Cinryze™ is currently under review by the FDA.

“By employing a ‘limited distribution model’ through the comprehensive, coordinated and integrated services of CuraScript, CVS Caremark, FFF Enterprises and LevCare™, we will be well positioned to provide patients with broad access to Cinryze™ pending FDA approval,” said Judson Cooper, Lev’s chairman. “We believe this proven specialty pharmaceutical model will facilitate favorable reimbursement coverage for and rapid uptake of Cinryze™ upon commercialization.”

CuraScript and CVS Caremark will provide specialty pharmacy and specialty distribution services that deliver Cinryze™ directly to patients, clinics and physicians. FFF Enterprises will serve as Lev’s 3PL (Third Party Logistics) provider and specialty distributor to supply Cinryze™ to hospitals, clinics and physicians. LevCare™, which will be administered by TheraCom, a division of CVS Caremark, will provide support services to patients and physicians, such as benefit coverage investigations, prior authorizations, case management and broad-based reimbursement assistance.

About Hereditary Angioedema

HAE is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unrestricted, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. While there is no approved therapy for acute HAE attacks in the U.S., C1 inhibitor has been used in Europe to treat HAE for more than 35 years. There are estimated to be 10,000 people with HAE in the U.S.

Additional information on HAE can be obtained from the U.S. Hereditary Angioedema Association at www.haea.org.

About Lev Pharmaceuticals, Inc.

Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev’s lead product candidate, Cinryze™ [C1 inhibitor (human)], is being developed as a replacement therapy for hereditary angioedema (HAE), also known as C1 inhibitor deficiency. Cinryze™ has been granted orphan drug status for the acute and prophylactic treatment of HAE, potentially securing, upon approval, market exclusivity for seven years. Additionally, Lev is in the process of prioritizing its C1 inhibitor development platform for the treatment of selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

For more information about Lev, C1 inhibitor, or HAE, please contact Lev directly at 212-682-3096, or visit Lev’s website at www.levpharma.com.

About CVS Caremark

CVS Caremark is the largest provider of prescriptions in the nation. The company fills or manages more than 1 billion prescriptions annually. Through its unmatched breadth of service offerings, CVS Caremark is transforming the delivery of health care services in the U.S. The company is uniquely positioned to effectively manage costs and improve health care outcomes through its 6,300 CVS/pharmacy stores; its pharmacy benefit management, mail order and specialty pharmacy division, Caremark Pharmacy Services; its retail-based health clinic subsidiary, MinuteClinic; and its online pharmacy, CVS.com. General information about CVS Caremark is available through the Investor Relations portion of the Company’s website at http://investor.cvs.com, as well as through the pressroom portion of the Company’s website, at www.cvs.com/pressroom.

About CuraScript

CuraScript, Inc. is a wholly owned subsidiary of Express Scripts, Inc., one of the nation’s largest Pharmacy Benefit Managers (PBM’s). As an experienced leader in the specialty pharmacy industry, CuraScript specializes in providing specialty medications and support to individuals with chronic illnesses requiring these complex, high-cost therapies. CuraScript employs over 2,500 team members and is headquartered in Orlando, Florida.

About FFF Enterprises

FFF Enterprises, a privately held corporation, is the largest and most trusted distributor of plasma products, vaccines and other biopharmaceuticals in the U.S. Founded in 1988, FFF is celebrating its 20th year with more than a billion dollars in 2007 annual sales and an impeccable safety track record. FFF’s Guaranteed Channel Integrity™ ensures that products are purchased only from the manufacturer and shipped only to healthcare providers, protecting patients and manufacturers from counterfeit risks and pricing irregularities inherent in secondary and gray market channels. FFF’s proprietary technologies, Verified Electronic Pedigree™ and Lot-Track™, provide verification of this secure channel. FFF’s ability to move rapidly in a dynamically changing marketplace allows the creation of new opportunities for our customers through innovative vehicles for distribution.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to new information arising out of clinical trial results, the risk that the safety and/or efficacy results of existing clinical trials for Cinryze™ will not support approval for a biologics license, the risk that FDA may require us to conduct additional clinical trials for Cinryze™, the risk that FDA may interpret data differently than we do or require more data or a more rigorous analysis of data than expected, the risk that FDA will not approve a product for which a biologics license has been applied, our heavy dependence on the success of Cinryze™, our dependence on our suppliers, our dependence on third parties to manufacture Cinryze™, obtaining regulatory approval to market Cinryze™, market acceptance of Cinryze™, maintaining the orphan drug status associated with Cinryze™, the risks associated with dependence upon key personnel, and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors that May Affect Results" section of our filings with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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INVESTOR CONTACT:
Jason Tuthill, Lev Pharmaceuticals
212-850-9130
jtuthill@levpharma.com

MEDIA CONTACT:
Katherine Stueland, WeissComm Partners
312-208-0320
kstueland@wcpglobal.com